CUSTODY AGREEMENT

Dated as of June 21, 2007

Between

UMB BANK, N.A.

and

ADELANTE FUNDS

	(d) Advice of Counsel	12
	(e) Advice of the Fund and Others	12
	(f) Instructions Appearing to be Genuine	13
	(g) Exceptions from Liability	13

7.	Liability of the Custodian for Actions of Others	13
	(a) Domestic Subcustodians	13
	(b) Liability for Acts and Omissions of Foreign Subcustodians	13
	(c) Securities Systems, Interim Subcustodians, Special Subcustodians, Securities Depositories and Clearing Agencies	13
	(d) Defaults or Insolvency’s of Brokers, Banks, Etc.	14
	(e) Reimbursement of Expenses	14

8.	Indemnification	14
	(a) Indemnification by Fund	14
	(b) Indemnification by Custodian	14

9.	Advances	14

10.	Liens	15

11.	Compensation	15

12.	Powers of Attorney	15

13.	Termination and Assignment	15

14.	Additional Funds	15

15.	Notices	16

16.	Miscellaneous	16

CUSTODY AGREEMENT

This agreement made as of this 21st day of June, 2007, between UMB Bank, n.a., a national banking association with its principal place of business located in Kansas City, Missouri (hereinafter "Custodian"), and each of the Funds listed on Appendix B hereof, together with such additional Funds which shall be made parties to this Agreement by the execution of Appendix B hereto (individually, a "Fund" and collectively, the "Funds").

WITNESSETH:

WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended; and

WHEREAS, each Fund desires to appoint Custodian as its custodian for the custody of Assets (as hereinafter defined) owned by such Fund which Assets are to be held in such accounts as such Fund may establish from time to time; and

WHEREAS, Custodian is willing to accept such appointment on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF CUSTODIAN.

Each Fund hereby constitutes and appoints the Custodian as custodian of Assets belonging to each such Fund which have been or may be from time to time deposited with the Custodian. Custodian accepts such appointment as a custodian and agrees to perform the duties and responsibilities of Custodian as set forth herein on the conditions set forth herein.

2. DEFINITIONS.

For purposes of this Agreement, the following terms shall have the meanings so indicated:

(a) "Security" or "Securities" shall mean stocks, bonds, bills, rights, script, warrants, interim certificates and all negotiable or nonnegotiable paper commonly known as Securities and other instruments or obligations.

(b) "Assets" shall mean Securities, monies and other property held by the Custodian for the benefit of a Fund.

(c)(1) "Instructions", as used herein, shall mean: (i) a tested telex, a written (including, without limitation, facsimile transmission) request, direction, instruction or certification signed or initialed by or on behalf of a Fund by an Authorized Person; (ii) a telephonic or other oral communication from a person the Custodian reasonably believes to be an Authorized Person; or (iii) a communication effected directly between an electro-mechanical or electronic device or system (including, without limitation, computers) on behalf of a Fund. Instructions in the form of oral communications shall be confirmed by the appropriate Fund by tested telex or in writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral Instructions prior to the Custodian's receipt of such confirmation. Each Fund authorizes the Custodian to record any and all telephonic or other oral Instructions communicated to the Custodian.

(c)(2) "Special Instructions", as used herein, shall mean Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of a Fund or any other person designated by the Treasurer of such Fund in writing, which countersignature or confirmation shall be included on the same instrument containing the Instructions or on a separate instrument relating thereto.

(c)(3) Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, facsimile transmission or telex number agreed upon from time to time by the Custodian and each Fund.

(c)(4) Where appropriate, Instructions and Special Instructions shall be continuing instructions.

3. DELIVERY OF CORPORATE DOCUMENTS.

Each of the parties to this Agreement represents that its execution does not violate any of the provisions of its respective charter, articles of incorporation, articles of association or bylaws and all required corporate action to authorize the execution and delivery of this Agreement has been taken.

Each Fund has furnished the Custodian with copies, properly certified or authenticated, with all amendments or supplements thereto, of the following documents:

(a) Certificate of Incorporation (or equivalent document) of the Fund as in effect on the date hereof;

(b) By-Laws of the Fund as in effect on the date hereof;

(c) Resolutions of the Board of Directors of the Fund appointing the Custodian and approving the form of this Agreement; and

(d) The Fund's current prospectus and statements of additional information.

Each Fund shall promptly furnish the Custodian with copies of any updates, amendments or supplements to the foregoing documents.

In addition, each Fund has delivered or will promptly deliver to the Custodian, copies of the Resolution(s) of its Board of Directors or Trustees and all amendments or supplements thereto, properly certified or authenticated, designating certain officers or employees of each such Fund who will have continuing authority to certify to the Custodian: (a) the names, titles, signatures and scope of authority of all persons authorized to give Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of each Fund, and (b) the names, titles and signatures of those persons authorized to countersign or confirm Special Instructions on behalf of each Fund (in both cases collectively, the "Authorized Persons" and individually, an "Authorized Person"). Such Resolutions and certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar Resolution or certificate to the contrary. Upon delivery of a certificate which deletes or does not include the name(s) of a person previously authorized to give Instructions or to countersign or confirm Special Instructions, such persons shall no longer be considered an Authorized Person authorized to give Instructions or to countersign or confirm Special Instructions. Unless the certificate specifically requires that the approval of anyone else will first have been obtained, the Custodian will be under no obligation to inquire into the right of the person giving such Instructions or Special Instructions to do so. Notwithstanding any of the foregoing, no Instructions or Special Instructions received by the Custodian from a Fund will be deemed to authorize or permit any director, trustee, officer, employee, or agent of such Fund to withdraw any of the Assets of such Fund upon the mere receipt of such authorization, Special Instructions or Instructions from such director, trustee, officer, employee or agent.

4. POWERS AND DUTIES OF CUSTODIAN AND DOMESTIC SUBCUSTODIAN.

Except for Assets held by any Subcustodian appointed pursuant to Sections 5(b), (c), or (d) of this Agreement, the Custodian shall have and perform the powers and duties hereinafter set forth in this Section 4. For purposes of this Section 4 all references to powers and duties of the "Custodian" shall also refer to any Domestic Subcustodian appointed pursuant to Section 5(a).

(a) Safekeeping.

The Custodian will keep safely the Assets of each Fund which are delivered to it from time to time. The Custodian shall not be responsible for any property of a Fund held or received by such Fund and not delivered to the Custodian.

(b) Manner of Holding Securities.

(1) The Custodian shall at all times hold Securities of each Fund either: (i) by physical possession of the share certificates or other instruments representing such Securities in registered or bearer form; or (ii) in book-entry form by a Securities System (as hereinafter defined) in accordance with the provisions of sub-paragraph (3) below.

(2) The Custodian may hold registrable portfolio Securities which have been delivered to it in physical form, by registering the same in the name of the appropriate Fund or its nominee, or in the name of the Custodian or its nominee, for whose actions such Fund and Custodian, respectively, shall be fully responsible. Upon the receipt of Instructions, the Custodian shall hold such Securities in street certificate form, so called, with or without any indication of fiduciary capacity. However, unless it receives Instructions to the contrary, the Custodian will register all such portfolio Securities in the name of the Custodian's authorized nominee. All such Securities shall be held in an account of the Custodian containing only assets of the appropriate Fund or only assets held by the Custodian as a fiduciary, provided that the records of the Custodian shall indicate at all times the Fund or other customer for which such Securities are held in such accounts and the respective interests therein.

(3) The Custodian may deposit and/or maintain domestic Securities owned by a Fund in, and each Fund hereby approves use of: (a) The Depository Trust Company; (b) The Participants Trust Company; and (c) any book-entry system as provided in (i) Subpart O of Treasury Circular No. 300, 31 CFR 306.115, (ii) Subpart B of Treasury Circular Public Debt Series No. 27-76, 31 CFR 350.2, or (iii) the book-entry regulations of federal agencies substantially in the form of 31 CFR 306.115. Upon the receipt of Special Instructions, the Custodian may deposit and/or maintain domestic Securities owned by a Fund in any other domestic clearing agency registered with the Securities and Exchange Commission ("SEC") under Section 17A of the Securities Exchange Act of 1934 (or as may otherwise be authorized by the SEC to serve in the capacity of depository or clearing agent for the Securities or other assets of investment companies) which acts as a Securities depository. Each of the foregoing shall be referred to in this Agreement as a "Securities System", and all such Securities Systems shall be listed on the attached Appendix A. Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

(i) The Custodian may deposit the Securities directly or through one or more agents or Subcustodians which are also qualified to act as custodians for investment companies.

(ii) The Custodian shall deposit and/or maintain the Securities in a Securities System, provided that such Securities are represented in an account ("Account") of the Custodian in the Securities System that includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(iii) The books and records of the Custodian shall at all times identify those Securities belonging to any one or more Funds which are maintained in a Securities System.

(iv) The Custodian shall pay for Securities purchased for the account of a Fund only upon (a) receipt of advice from the Securities System that such Securities have been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund. The Custodian shall transfer Securities sold for the account of a Fund only upon (a) receipt of advice from the Securities System that payment for such Securities has been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund. Copies of all advices from the Securities System relating to transfers of Securities for the account of a Fund shall be maintained for such Fund by the Custodian. The Custodian shall deliver to a Fund on the next succeeding business day daily transaction reports that shall include each day's transactions in the Securities System for the account of such Fund. Such transaction reports shall be delivered to such Fund or any agent designated by such Fund pursuant to Instructions, by computer or in such other manner as such Fund and Custodian may agree.

(v) The Custodian shall, if requested by a Fund pursuant to Instructions, provide such Fund with reports obtained by the Custodian or any Subcustodian with respect to a Securities System's accounting system, internal accounting control and procedures for safeguarding Securities deposited in the Securities System.

(vi) Upon receipt of Special Instructions, the Custodian shall terminate the use of any Securities System on behalf of a Fund as promptly as practicable and shall take all actions reasonably practicable to safeguard the Securities of such Fund maintained with such Securities System.

(c) Free Delivery of Assets.

Notwithstanding any other provision of this Agreement and except as provided in Section 3 hereof, the Custodian, upon receipt of Special Instructions, will undertake to make free delivery of Assets, provided such Assets are on hand and available, in connection with a Fund's transactions and to transfer such Assets to such broker, dealer, Subcustodian, bank, agent, Securities System or otherwise as specified in such Special Instructions.

(d) Exchange of Securities.

Upon receipt of Instructions, the Custodian will exchange portfolio Securities held by it for a Fund for other Securities or cash paid in connection with any reorganization, recapitalization, merger, consolidation, share split, change in par value or conversion of convertible Securities or other similar event affecting an issuer or its securities, and will deposit any such Securities in accordance with the terms of any reorganization or protective plan.

Without Instructions, the Custodian is authorized to exchange Securities held by it in temporary form for Securities in definitive form, to surrender Securities for transfer into a name or nominee name as permitted in Section 4(b)(2), to effect an exchange of shares in a stock split or when the par value of the stock is changed, to sell any fractional shares, and, upon receiving payment therefor, to surrender bonds or other Securities held by it at maturity or call.

(e) Purchases of Assets.

(1) Securities Purchases. In accordance with Instructions, the Custodian shall, with respect to a purchase of Securities, pay for such Securities out of monies held for a Fund's account for which the purchase was made, but only insofar as monies are available therein for such purpose, and receive the portfolio Securities so purchased. Unless the Custodian has received Special Instructions to the contrary, such payment will be made only upon receipt of Securities by the Custodian, a clearing corporation of a national Securities exchange of which the Custodian is a member, or a Securities System in accordance with the provisions of Section 4(b)(3) hereof. Notwithstanding the foregoing, upon receipt of Instructions: (i) in connection with a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the Securities underlying such repurchase agreement have been transferred by book-entry into the Account maintained with such Securities System by the Custodian, provided that the Custodian's instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the Securities underlying the repurchase agreement into such Account; (ii) in the case of Interest Bearing Deposits, currency deposits, and other deposits, foreign exchange transactions, futures contracts or options, pursuant to Sections 4(g), 4(h), 4(l), and 4(m) hereof, the Custodian may, subject to the standard of care in Section 6, make payment therefor before receipt of an advice of transaction; and (iii) in the case of Securities as to which payment for the Security and receipt of the instrument evidencing the Security are under generally accepted trade practice or the terms of the instrument representing the Security expected to take place in different locations or through separate parties, such as commercial paper which is indexed to foreign currency exchange rates, derivatives and similar Securities, the Custodian may make payment for such Securities prior to delivery thereof in accordance with such generally accepted trade practice or the terms of the instrument representing such Security.

(2) Other Assets Purchased. Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall pay for and receive other Assets for the account of a Fund as provided in Instructions.

(f) Sales of Assets.

(1) Securities Sold. In accordance with Instructions, the Custodian will, with respect to a sale, deliver or cause to be delivered the Securities thus designated as sold to the broker or other person specified in the Instructions relating to such sale. Unless the Custodian has received Special Instructions to the contrary, such delivery shall be made only upon receipt of payment therefor in the form of: (a) cash, certified check, bank cashier's check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian with a clearing corporation of a national Securities exchange of which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities System, in accordance with the provisions of Section 4(b)(3) hereof. Notwithstanding the foregoing, Securities held in physical form may be delivered and paid for in accordance with "street delivery custom" to a broker or its clearing agent, against delivery to the Custodian of a receipt for such Securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or return of, such Securities by the broker or its clearing agent, and provided further that, subject to the standard of care in Section 6, the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent or for any related loss arising from delivery or custody of such Securities prior to receiving payment therefor.

(2) Other Assets Sold. Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall receive payment for and deliver other Assets for the account of a Fund as provided in Instructions.

(g) Options.

(1) Upon receipt of Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the purchase or writing of the option by a Fund; (b) if the transaction involves the sale of a covered call option, deposit and maintain in a segregated account the Securities (either physically or by book-entry in a Securities System) subject to the covered call option written on behalf of such Fund; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any notices or other communications evidencing the expiration, termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the "OCC"), the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.

(2) Upon receipt of Instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the appropriate Fund and the broker-dealer shall enter into an agreement to comply with the rules of the OCC or of any registered national securities exchange or similar organizations(s). Pursuant to that agreement and such Fund's Instructions, the Custodian shall: (a) receive and retain confirmations or other documents, if any, evidencing the writing of the option; (b) deposit and maintain in a segregated account, Securities (either physically or by book-entry in a Securities System), cash and/or other Assets; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions. The appropriate Fund and the broker-dealer shall be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

(h) Futures Contracts.

Upon receipt of Instructions, the Custodian shall enter into a futures margin procedural agreement among the appropriate Fund, the Custodian and the designated futures commission merchant (a "Procedural Agreement"). Under the Procedural Agreement the Custodian shall: (a) receive and retain confirmations, if any, evidencing the purchase or sale of a futures contract or an option on a futures contract by such Fund; (b) deposit and maintain in a segregated account cash, Securities and/or other Assets designated as initial, maintenance or variation "margin" deposits intended to secure such Fund's performance of its obligations under any futures contracts purchased or sold, or any options on futures contracts written by such Fund, in accordance with the provisions of any Procedural Agreement designed to comply with the provisions of the Commodity Futures Trading Commission and/or any commodity exchange or contract market (such as the Chicago Board of Trade), or any similar organization(s), regarding such margin deposits; and (c) release Assets from and/or transfer Assets into such margin accounts only in accordance with any such Procedural Agreements. The appropriate Fund and such futures commission merchant shall be responsible for determining the type and amount of Assets held in the segregated account or paid to the broker-dealer in compliance with applicable margin maintenance requirements and the performance of any futures contract or option on a futures contract in accordance with its terms.

(i) Segregated Accounts.

Upon receipt of Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred Assets of such Fund, including Securities maintained by the Custodian in a Securities System pursuant to Paragraph (b)(3) of this Section 4, said account or accounts to be maintained (i) for the purposes set forth in Sections 4(g), 4(h) and 4(n) and (ii) for the purpose of compliance by such Fund with the procedures required by the SEC Investment Company Act Release Number 10666 or any subsequent release or releases relating to the maintenance of segregated accounts by registered investment companies, or (iii) for such other purposes as may be set forth, from time to time, in Special Instructions. The Custodian shall not be responsible for the determination of the type or amount of Assets to be held in any segregated account referred to in this paragraph, or for compliance by the Fund with required procedures noted in (ii) above.

(j) Depositary Receipts.

Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered Securities to the depositary used for such Securities by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter referred to, collectively, as "ADRs"), against a written receipt therefor adequately describing such Securities and written evidence satisfactory to the organization surrendering the same that the depositary has acknowledged receipt of instructions to issue ADRs with respect to such Securities in the name of the Custodian or a nominee of the Custodian, for delivery in accordance with such instructions.

Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the organization surrendering the same that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the Securities underlying such ADRs in accordance with such instructions.

(k) Corporate Actions, Put Bonds, Called Bonds, Etc.

Upon receipt of Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar Securities to the issuer or trustee thereof (or to the agent of such issuer or trustee) for the purpose of exercise or sale, provided that the new Securities, cash or other Assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit Securities upon invitations for tenders thereof, provided that the consideration for such Securities is to be paid or delivered to the Custodian, or the tendered Securities are to be returned to the Custodian.

Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary in Instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall notify the appropriate Fund of such action in writing by facsimile transmission or in such other manner as such Fund and Custodian may agree in writing.

Notwithstanding any provision of this Agreement to the contrary, if the Custodian has any information in writing relating to the following matters, the Custodian shall notify a Fund by such means as the parties agree from time to time of (A) any default in payment of funds on securities; (B) any securities that have matured, been called or redeemed; and (C) to the extent the Custodian has notice which is contained in services to which the Custodian normally subscribed for such purposes, or actual knowledge if not contained in such services, any other default involving securities; and (D) all announcements of defaults, bankruptcies, reorganizations, mergers, consolidations, recapitalizations or rights or privileges to subscribe, convert, exchange, put, redeem or tender securities held subject to this Agreement. The Custodian shall, following receipt or knowledge, convey such information to the Fund in a timely manner based upon the circumstances of each particular case. Whenever any such rights or privileges exist, Fund will, in a timely manner based upon the circumstances of each particular case, provide the Custodian with Instructions. Absent the Custodian’s timely receipt of Instructions, the Custodian shall not be liable for not taking any action or not exercising such rights prior to their expiration unless such failure is due to Custodian’s rights prior to their expiration unless such failure is due to Custodian’s failure to give timely notice to the Fund in accordance with this Section  4(k).

(l) Interest Bearing Deposits.

Upon receipt of Instructions directing the Custodian to purchase interest bearing fixed term and call deposits (hereinafter referred to, collectively, as "Interest Bearing Deposits") for the account of a Fund, the Custodian shall purchase such Interest Bearing Deposits in the name of such Fund with such banks or trust companies, including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian (hereinafter referred to as "Banking Institutions"), and in such amounts as such Fund may direct pursuant to Instructions. Such Interest Bearing Deposits may be denominated in U.S. dollars or other currencies, as such Fund may determine and direct pursuant to Instructions. The responsibilities of the Custodian to a Fund for Interest Bearing Deposits issued by the Custodian shall be that of a U.S. bank for a similar deposit. With respect to Interest Bearing Deposits other than those issued by the Custodian, (a) the Custodian shall be responsible for the collection of income and the transmission of cash to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or, provided the Custodian acts in accordance with Instructions and this Agreement, for the failure of such Banking Institution to pay upon demand.

(m) Foreign Exchange Transactions.

(l) Each Fund hereby appoints the Custodian as its agent in the execution of all currency exchange transactions. The Custodian agrees to provide exchange rate and U.S. Dollar information, in writing, to the Funds. Such information shall be supplied by the Custodian at least by the business day prior to the value date of the foreign exchange transaction, provided that the Custodian receives the request for such information at least two business days prior to the value date of the transaction.

(2) Upon receipt of Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund with such currency brokers or Banking Institutions as such Fund may determine and direct pursuant to Instructions. If, in its Instructions, a Fund does not direct the Custodian to utilize a particular currency broker or Banking Institution, the Custodian is authorized to select such currency broker or Banking Institution as it deems appropriate to execute the Fund's foreign currency transaction.

(3) Each Fund accepts full responsibility for its use of third party foreign exchange brokers and for execution of said foreign exchange contracts and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred as a result of the failure or delay of its third party broker to deliver foreign exchange unless such loss, damage, or expense is caused by, or results from the negligence, misfeasance or misconduct of the Custodian. The Custodian shall have no responsibility or liability with respect to the selection of the currency brokers or Banking Institutions with which a Fund deals or, so long as the Custodian acts in accordance with timely Instructions, the performance of such brokers or Banking Institutions.

(4) Notwithstanding anything to the contrary contained herein, upon receipt of Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

(5) The Custodian shall not be obligated to enter into foreign exchange transactions as principal. However, if the Custodian has made available to a Fund its services as a principal in foreign exchange transactions and subject to any separate agreement between the parties relating to such transactions, the Custodian shall enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of the Fund, with the Custodian as principal.

(n) Pledges or Loans of Securities.

(1) Upon receipt of Instructions from a Fund, the Custodian will release or cause to be released Securities held in custody to the pledgees designated in such Instructions by way of pledge or hypothecation to secure loans incurred by such Fund with various lenders including but not limited to UMB Bank, n.a.; provided, however, that the Securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure existing borrowings, further Securities may be released or delivered, or caused to be released or delivered for that purpose upon receipt of Instructions. Upon receipt of Instructions, the Custodian will pay, but only from funds available for such purpose, any such loan upon re-delivery to it of the Securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan. In lieu of delivering collateral to a pledgee, the Custodian, on the receipt of Instructions, shall transfer the pledged Securities to a segregated account for the benefit of the pledgee.

(2) Upon receipt of Instructions or execution of a separate Securities Lending Agreement,, the Custodian will release Securities held in custody to the borrower designated in such Instructions and may, except as otherwise provided below, deliver such Securities prior to the receipt of collateral, if any, for such borrowing, provided that, in case of loans of Securities held by a Securities System that are secured by cash collateral, the Custodian's instructions to the Securities System shall require that the Securities System deliver the Securities of the appropriate Fund to the borrower thereof only upon receipt of the collateral for such borrowing. The Custodian shall have no responsibility or liability for any loss arising from the delivery of Securities prior to the receipt of collateral, provided the Custodian has acted in accordance with timely Instructions. Upon receipt of Instructions and the loaned Securities, the Custodian will release the collateral to the borrower.

(o) Stock Dividends, Rights, Etc.

The Custodian shall receive and collect all stock dividends, rights, and other items of like nature and, upon receipt of Instructions, take action with respect to the same as directed in such Instructions.

(p) Routine Dealings.

The Custodian will, in general, attend to all routine and mechanical matters in accordance with industry standards in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Securities or other property of each Fund except as may be otherwise provided in this Agreement or directed from time to time by Instructions from any particular Fund. The Custodian may also make payments to itself or others from the Assets for disbursements and out-of-pocket expenses incidental to handling Securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the appropriate Fund.

(q) Collections.

The Custodian shall (a) collect amounts due and payable to each Fund with respect to portfolio Securities and other Assets; (b) promptly credit to the account of each Fund all income and other payments relating to portfolio Securities and other Assets held by the Custodian hereunder upon Custodian's receipt of such income or payments or as otherwise agreed in writing by the Custodian and any particular Fund; (c) promptly endorse and deliver any instruments required to effect such collection; and (d) promptly execute ownership and other certificates and affidavits for all federal, state, local and foreign tax purposes in connection with receipt of income or other payments with respect to portfolio Securities and other Assets, or in connection with the transfer of such Securities or other Assets; provided, however, that with respect to portfolio Securities registered in so-called street name, or physical Securities with variable interest rates, the Custodian shall use its best efforts to collect amounts due and payable to any such Fund. The Custodian shall notify a Fund in writing by facsimile transmission or in such other manner as such Fund and Custodian may agree in writing if any amount payable with respect to portfolio Securities or other Assets is not received by the Custodian when due. The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio Securities or other Assets that are in default.

(r) Bank Accounts.

Upon Instructions, the Custodian shall open and operate a bank account or accounts on the books of the Custodian; provided that such bank account(s) shall be in the name of the Custodian or a nominee thereof, for the account of one or more Funds, and shall be subject only to draft or order of the Custodian. The responsibilities of the Custodian to any one or more such Funds for deposits accepted on the Custodian's books shall be that of a U.S. bank for a similar deposit.

(s) Dividends, Distributions and Redemptions.

To enable each Fund to pay dividends or other distributions to shareholders of each such Fund and to make payment to shareholders who have requested repurchase or redemption of their shares of each such Fund (collectively, the "Shares"), the Custodian shall release cash or Securities insofar as available. In the case of cash, the Custodian shall, upon the receipt of Instructions, transfer such funds by check or wire transfer to any account at any bank or trust company designated by each such Fund in such Instructions. In the case of Securities, the Custodian shall, upon the receipt of Special Instructions, make such transfer to any entity or account designated by each such Fund in such Special Instructions.

(t) Proceeds from Shares Sold.

The Custodian shall receive funds representing cash payments received for shares issued or sold from time to time by each Fund, and shall as promptly as reasonably practicable credit such funds to the account of the appropriate Fund. The Custodian shall as promptly as reasonably practicable notify the appropriate Fund of Custodian's receipt of cash in payment for shares issued by such Fund by facsimile transmission or in such other manner as such Fund and the Custodian shall agree. Upon receipt of Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for shares as may be set forth in such Instructions and at a time agreed upon between the Custodian and such Fund; and (b) make federal funds available to a Fund as of specified times agreed upon from time to time by such Fund and the Custodian, in the amount of checks received in payment for shares which are deposited to the accounts of such Fund.

(u) Proxies and Notices; Compliance with the Shareholders Communication Act of 1985.

The Custodian shall deliver as promptly as practicable following receipt or cause to be delivered to the appropriate Fund all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to Securities owned by such Fund that are received by the Custodian, any Subcustodian, or any nominee of either of them, and, upon receipt of Instructions, the Custodian shall execute and deliver, or cause such Subcustodian or nominee to execute and deliver, such proxies or other authorizations as may be required. Except as directed pursuant to Instructions, neither the Custodian nor any Subcustodian or nominee shall vote upon any such Securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

The Custodian will not release the identity of any Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and any such Fund unless a particular Fund directs the Custodian otherwise in writing.

(v) Books and Records.

The Custodian shall maintain such all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the Investment Company Act of 1940, as amended (the “1940 Act”), including, without limitation, Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. In accordance with Rule 31a-3 under the 1940 Act, the Custodian agrees to make such records relating to a Fund available upon request by duly authorized officers, employees or agents (including independent public accountants) of the Fund during normal business hours of the Custodian.

The Custodian shall provide accountings relating to its activities under this Agreement as shall be agreed upon by each Fund and the Custodian.

(w) Opinion of Fund's Independent Certified Public Accountants.

The Custodian shall take all reasonable action as each Fund may request to obtain from year to year favorable opinions from each such Fund's independent certified public accountants with respect to the Custodian's activities hereunder and in connection with the preparation of each such Fund's periodic reports to the SEC and with respect to any other requirements of the SEC.

(x) Reports by Independent Certified Public Accountants.

At the request of a Fund, the Custodian shall deliver to such Fund a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding cash, Securities and other Assets, including cash, Securities and other Assets deposited and/or maintained in a Securities System or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by such Fund and as may reasonably be obtained by the Custodian.

(y) Bills and Other Disbursements.

Upon receipt of Instructions, the Custodian shall pay, or cause to be paid, all bills, statements, or other obligations of a Fund.

5. SUBCUSTODIANS.

From time to time, in accordance with the relevant provisions of this Agreement, (i) the Custodian may appoint one or more Domestic Subcustodians, Special Subcustodians and Interim Subcustodians (each, as hereinafter defined) to act on behalf of the Fund; and (ii) any Domestic Subcustodian so appointed and which has been designated as a Foreign Custody Manager (as such term is defined in Rule 17f-5 of the 1940 Act) by a Fund’s board (“Approved Foreign Custody Manager”) may appoint a Foreign Subcustodian (as hereinafter defined) in accordance with this Section 5 and the agreement with the Foreign Custody Manager specifying the Foreign Custody Manager’s duties (“Delegation Agreement”), provided that the Fund’s board has approved the Delegation Agreement. For purposes of this Agreement, all Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians and Interim Subcustodians shall be referred to collectively as “Subcustodians”.

(a) Domestic Subcustodians.

The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act or any trust company or other entity, any of which meet the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act for the Custodian on behalf of any one or more Funds as a subcustodian for purposes of holding Assets of such Fund(s) and performing other functions of the Custodian within the United States (a “Domestic Subcustodian”). Each Fund shall approve in writing the appointment of the proposed Domestic Subcustodian; and the Custodian’s appointment of any such Domestic Subcustodian shall not be effective without such prior written approval of the Fund(s). Each such duly approved Domestic Subcustodian shall be listed on Appendix A attached hereto, as it may be amended, from time to time.

(b) Foreign Subcustodians.

The Approved Foreign Custody Manager may appoint one or more foreign subcustodians for a Fund for purposes of performing the functions of the Custodian in countries other than the United States of America (hereinafter referred to as a “Foreign Subcustodian”), in accordance with the terms of the Delegation Agreement with respect to that Fund, and custody of the Fund’s Assets (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments (“Foreign Assets”), shall otherwise be maintained in accordance with this Agreement and such Delegation Agreement. In each jurisdiction where an Approved Foreign Custody Manager may place and maintain Foreign Assets under the applicable Delegation Agreement (“Applicable Foreign Jurisdiction”), a Foreign Subcustodian may hold such Assets through Securities Depositories and Clearing Agencies in such Applicable Foreign Jurisdiction unless the Fund or its investment adviser has provided the Custodian with Instructions to the contrary.

(c) Interim Subcustodians.

Notwithstanding the foregoing but subject to requirements of Sections (b) and (c) of Rule 17f-5 under the 1940 Act governing the appointment of Foreign Custody Managers and maintenance of the Fund’s Foreign Assets (as defined in Rule 17f-5) with an Eligible Foreign Custodian (as defined in Rule17f-5), in the event that a Fund shall invest in an Asset to be held in a country in which no Foreign Subcustodian is authorized to act, the Custodian shall notify such Fund in writing by facsimile transmission, or in such other manner as such Fund and the Custodian shall agree in writing, of the unavailability of an approved Foreign Subcustodian in such country; and upon the receipt of Special Instructions from such Fund, the Custodian shall, or shall cause its Domestic Subcustodian to, appoint or approve an entity (referred to herein as an “Interim Subcustodian”) designated in such Special Instructions to hold such Security or other Assets.

(d) Special Subcustodians.

Upon receipt of Special Instructions, the Custodian shall, on behalf of a Fund, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act for the Custodian on behalf of such Fund as a subcustodian for purposes of: (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) providing depository and clearing agency services with respect to certain variable rate demand note Securities, (iii) providing depository and clearing agency services with respect to dollar denominated Securities, and (iv) effecting any other transactions designated by such Fund in such Special Instructions. Each such designated subcustodian (hereinafter referred to as a “Special Subcustodian”) shall be listed on Appendix A attached hereto, as it may be amended from time to time. In connection with the appointment of any Special Subcustodian, the Custodian shall enter into a subcustodian agreement with the Special Subcustodian in form and substance approved by the appropriate Fund in Special Instructions. The Custodian shall not amend any subcustodian agreement entered into with a Special Subcustodian, or waive any rights under such agreement, except upon prior approval pursuant to Special Instructions.

(e)  Termination of a Subcustodian.

The Custodian may, at any time in its discretion upon notification to the appropriate Fund(s), terminate any Subcustodian of such Fund(s) in accordance with the termination provisions under the applicable subcustodian agreement, and upon the receipt of Special Instructions, the Custodian will terminate any Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement.

(f)  Foreign Custody.

Upon request of a Fund, the Custodian shall deliver, or cause to be delivered, to the Fund a certificate stating: (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the countries in which and the securities depositories (“Securities Depository”) and clearing agencies (“Clearing Agencies”) through which each such Foreign Subcustodian is then holding cash, Securities and other Assets of the Fund; and (iii) such other information as may be requested by such Fund, and as the Custodian shall be reasonably able to obtain, to evidence compliance with rules and regulations under the 1940 Act.

6. STANDARD OF CARE.

(a) General Standard of Care.

The Custodian shall be liable to a Fund for all losses, damages and reasonable costs and expenses suffered or incurred by such Fund resulting from the negligence or willful misfeasance of the Custodian; provided, however, in no event shall the Custodian be liable for special, indirect or consequential damages arising under or in connection with this Agreement.

(b) Actions Prohibited by Applicable Law, Events Beyond Custodian's Control, Sovereign Risk, Etc.

In no event shall the Custodian or any Domestic Subcustodian incur liability hereunder (i) if the Custodian or any Subcustodian or Securities System, or any subcustodian, Securities System, Securities Depository or Clearing Agency utilized by the Custodian or any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a "Person") is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of: (a) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction (and neither the Custodian nor any other Person shall be obligated to take any action contrary thereto); or (b) any event beyond the control of the Custodian or other Person such as armed conflict, riots, strikes, lockouts, labor disputes, equipment or transmission failures, natural disasters, or failure of the mails, transportation, communications or power supply; or (ii) for any loss, damage, cost or expense resulting from "Sovereign Risk." A "Sovereign Risk" shall mean nationalization, expropriation, currency devaluation, revaluation or fluctuation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting a Fund's Assets; or acts of armed conflict, terrorism, insurrection or revolution; or any other act or event beyond the Custodian's or such other Person's control.

(c) Liability for Past Records.

Neither the Custodian nor any Domestic Subcustodian shall have any liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the performance of the Custodian or any Domestic Subcustodian in reliance upon records that were maintained for such Fund by entities other than the Custodian or any Domestic Subcustodian prior to the Custodian's employment hereunder.

(d) Advice of Counsel.

The Custodian and all Domestic Subcustodians shall be entitled to receive and act upon advice of counsel of its own choosing on all matters. The Custodian and all Domestic Subcustodians shall be without liability for any actions taken or omitted in good faith pursuant to the advice of counsel.

(e) Advice of the Fund and Others.

The Custodian and any Domestic Subcustodian may rely upon the advice of any Fund and upon statements of such Fund's accountants and other persons believed by it in good faith to be expert in matters upon which they are consulted, and neither the Custodian nor any Domestic Subcustodian shall be liable for any actions taken or omitted, in good faith, pursuant to such advice or statements, subject in all events to the standard of care in Section 6(a).

(f) Instructions Appearing to be Genuine.

The Custodian and all Domestic Subcustodians shall be fully protected and indemnified in acting as a custodian hereunder upon any Resolutions of the Board of Directors or Trustees, Instructions, Special Instructions, advice, notice, request, consent, certificate, instrument or paper appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from any Fund hereunder a certificate signed by any officer of such Fund authorized to countersign or confirm Special Instructions; provided, however, that any such protection, indemnification or entitlement shall be subject to the Custodian’s compliance with Section 6(a).

(g) Exceptions from Liability.

Without limiting the generality of any other provisions hereof, neither the Custodian nor any Domestic Subcustodian shall be under any duty or obligation to inquire into, nor be liable for:

(i) the validity of the issue of any Securities purchased by or for any Fund, the legality of the purchase thereof or evidence of ownership required to be received by any such Fund, or the propriety of the decision to purchase or amount paid therefor;

(ii) the legality of the sale of any Securities by or for any Fund, or the propriety of the amount for which the same were sold; or

(iii) any other expenditures, encumbrances of Securities, borrowings or similar actions with respect to any Fund's Assets;

and may, until notified to the contrary, presume that all Instructions or Special Instructions received by it are not in conflict with or in any way contrary to any provisions of any such Fund's Declaration of Trust, Partnership Agreement, Articles of Incorporation or By-Laws or votes or proceedings of the shareholders, trustees, partners or directors of any such Fund, or any such Fund's currently effective Registration Statement on file with the SEC.

7. LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS.

(a) Domestic Subcustodians

The Custodian shall be liable for the acts or omissions of any Domestic Subcustodian to the same extent as if such actions or omissions were performed by the Custodian itself.

(b) Liability for Acts and Omissions of Foreign Subcustodians.

The Custodian shall be liable to a Fund for any loss or damage to such Fund caused by or resulting from the acts or omissions of any Foreign Subcustodian to the extent that, under the terms set forth in the subcustodian agreement between the Custodian or a Domestic Subcustodian and such Foreign Subcustodian, the Foreign Subcustodian has failed to perform in accordance with the standard of conduct imposed under such subcustodian agreement and the Custodian or Domestic Subcustodian recovers from the Foreign Subcustodian under the applicable subcustodian agreement.

(c) Securities Systems, Interim Subcustodians, Special Subcustodians, Securities Depositories and Clearing Agencies.

The Custodian shall not be liable to any Fund for any loss, damage or expense suffered or incurred by such Fund resulting from or occasioned by the actions or omissions of a Securities System, Interim Subcustodian, Special Subcustodian, or Securities Depository and Clearing Agency unless such loss, damage or expense is caused by, or results from, the negligence or willful misfeasance of the Custodian.

(d) Defaults or Insolvency’s of Brokers, Banks, Etc.

The Custodian shall not be liable for any loss, damage or expense suffered or incurred by any Fund resulting from or occasioned by the actions, omissions, neglects, defaults or insolvency of any broker, bank, trust company or any other person with whom the Custodian may deal (other than any of such entities acting as a Subcustodian, Securities System or Securities Depository and Clearing Agency, for whose actions the liability of the Custodian is set out elsewhere in this Agreement) unless such loss, damage or expense is caused by, or results from, the negligence or willful misfeasance of the Custodian.

(e) Reimbursement of Expenses.

Each Fund agrees to reimburse the Custodian for all reasonable out-of-pocket expenses incurred by the Custodian in connection with this Agreement, but excluding salaries and usual overhead expenses.

8. INDEMNIFICATION.

(a) Indemnification by Fund.

Subject to the limitations set forth in this Agreement, each Fund agrees to indemnify and hold harmless the Custodian and its nominees from all losses, damages and expenses (including reasonable attorney’s fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian, its employees or agents in the performance of its duties and obligations under this Agreement, including, but not limited to, any indemnification obligations undertaken by the Custodian under any relevant subcustodian agreement; provided, however, that such indemnity shall not apply to the extent the Custodian is liable under Sections 6 or 7 hereof.

If any Fund requires the Custodian to take any action with respect to Securities, which action involves the payment of money or which may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to such Fund being liable for the payment of money or incurring liability of some other form, such Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

(b) Indemnification by Custodian.

Subject to the limitations set forth in this Agreement and in addition to the obligations provided in Sections 6 and 7, the Custodian agrees to indemnify and hold harmless each Fund from all losses, damages and expenses (including reasonable attorney’s fees) suffered or incurred by each such Fund caused by the negligence or willful misfeasance of the Custodian.

9. ADVANCES.

In the event that, pursuant to Instructions, the Custodian or any Subcustodian, Securities System, or Securities Depository or Clearing Agency acting either directly or indirectly under agreement with the Custodian (each of which for purposes of this Section 9 shall be referred to as "Custodian"), makes any payment or transfer of funds on behalf of any Fund as to which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of any such Fund, the Custodian may, in its discretion without further Instructions, provide an advance ("Advance") to any such Fund in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made. In addition, in the event the Custodian is directed by Instructions to make any payment or transfer of funds on behalf of any Fund as to which it is subsequently determined that such Fund has overdrawn its cash account with the Custodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an Advance. Any Advance shall be payable by the Fund on behalf of which the Advance was made on demand by Custodian, unless otherwise agreed by such Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by such Fund to the Custodian at a rate agreed upon in writing from time to time by the Custodian and such Fund. It is understood that any transaction in respect of which the Custodian shall have made an Advance, including but not limited to a foreign exchange contract or transaction in respect of which the Custodian is not acting as a principal, is for the account of and at the risk of the Fund on behalf of which the Advance was made, and not, by reason of such Advance, deemed to be a transaction undertaken by the Custodian for its own account and risk. The Custodian and each of the Funds which are parties to this Agreement acknowledge that the purpose of Advances is to finance temporarily the purchase or sale of Securities for prompt delivery in accordance with the settlement terms of such transactions or to meet emergency expenses not reasonably foreseeable by a Fund. The Custodian shall promptly notify the appropriate Fund of any Advance. Such notification shall be sent by facsimile transmission or in such other manner as such Fund and the Custodian may agree.

10. LIENS.

The Custodian shall have a lien on a Fund’s Assets held by the Custodian (other than Assets held in a segregated margin account or otherwise already pledged by the Fund) in an amount necessary to secure payment of fees and expenses for the services rendered to the Fund under this Agreement. If the Custodian advances cash or securities to the Fund for any purpose or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of its duties hereunder, except such as may arise from its or its nominee's negligent action, negligent failure to act or willful misconduct, any Assets (other than Assets held in a segregated margin account or otherwise already pledged by the Fund) at any time held by the Custodian for a Fund in the amount thereof shall be security therefor and the Fund hereby grants a security interest therein to the Custodian, provided that the Custodian’s security interest in any particular Assets shall terminate at the time the Fund pays the Custodian the amount of the obligation giving rise to such security interest. A Fund shall promptly reimburse the Custodian for any such advance of cash or securities or any such taxes, charges, expenses, assessments, claims or liabilities upon request for payment, but should the Fund fail to so reimburse the Custodian, the Custodian shall be entitled to dispose of such Assets to the extent necessary to obtain reimbursement. The Custodian shall be entitled to debit any cash account of the Fund with the Custodian including, without limitation, the Custody Account, in connection with any such advance and any interest on such advance as the Bank deems reasonable. The Custodian shall provide a Fund with prompt subsequent notice of any charge against a cash account hereunder and shall give at least two (2) business days prior notice of the liquidation or other disposition of other Assets subject to lien in connection with satisfaction of any amount owing to the Custodian.

11. COMPENSATION.

Each Fund will pay to the Custodian such compensation as is agreed to in writing by the Custodian and each such Fund from time to time. Such compensation, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 7(e), shall be billed to each such Fund and paid in cash to the Custodian.

12. POWERS OF ATTORNEY.

Upon request, each Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

13. TERMINATION AND ASSIGNMENT.

Any Fund or the Custodian may terminate this Agreement with respect to that Fund by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the other not less than 60 days prior to the date upon which such termination shall take effect provided that a Fund may at any time by action of its Board of Trustees or Directors immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the applicable federal regulator or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of this Agreement with respect to a Fund, the Fund shall pay to the Custodian such fees as may be due the Custodian hereunder as well as its reimbursable disbursements, costs and expenses paid or incurred. If a successor custodian is appointed by a Fund’s Board of Trustees, the Custodian will, upon termination, deliver to such successor custodian, at the terminating party’s expense, duly endorsed and in the form for transfer, all securities and other Assets of the Fund then held by it hereunder. Upon such delivery, the Custodian shall have no further obligations or liabilities under this Agreement except as to the final resolution of matters relating to activity occurring prior to the effective date of termination. In connection with the transfer of a Fund’s Assets to a successor Custodian, the Custodian agrees to make the records relating to a Fund maintained in accordance with Section 4(v) of this Agreement available under the terms set forth in Section 4(v). In the event that securities and other Assets remain in the possession of the Custodian after the date of termination hereof owing to failure of a Fund to appoint a successor custodian, the Custodian shall be entitled to compensation for its services in accordance with the fee schedule most recently in effect, for such period as the Custodian retains possession of such securities and other Assets, and the provisions of this Agreement relating to the duties and obligations of the Custodian and the Fund shall remain in full force and effect for such period.

This Agreement may not be assigned by the Custodian or any Fund without the respective consent of the other, duly authorized by a resolution by its Board of Directors or Trustees.

14. ADDITIONAL FUNDS.

An additional Fund or Funds may become a party to this Agreement after the date hereof by an instrument in writing to such effect signed by such Fund or Funds and the Custodian. If this Agreement is terminated as to one or more of the Funds (but less than all of the Funds) or if an additional Fund or Funds shall become a party to this Agreement, there shall be delivered to each party an Appendix B or an amended Appendix B, signed by each of the additional Funds (if any) and each of the remaining Funds as well as the Custodian, deleting or adding such Fund or Funds, as the case may be. The termination of this Agreement as to less than all of the Funds shall not affect the obligations of the Custodian and the remaining Funds hereunder as set forth on the signature page hereto and in Appendix B as revised from time to time.

15. NOTICES.

As to each Fund, notices, requests, instructions and other writings delivered to Adelante Funds, 555 12th Street, Suite 2100, Oakland, CA 94607, postage prepaid, or to such other address as any particular Fund may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given to a Fund.

Notices, requests, instructions and other writings delivered to the Securities Administration department of the Custodian at its office at 928 Grand Blvd., 5th Floor, Attn: Bonnie Johnson, Kansas City, Missouri 64106, or to such other addresses as the Custodian may have designated to each Fund in writing, shall be deemed to have been properly delivered or given to the Custodian hereunder; provided, however, that procedures for the delivery of Instructions and Special Instructions shall be governed by Section 2(c) hereof.

16. REPRESENTATIONS AND WARRANTIES

(a) Representations and Warranties of the Funds. Each Fund hereby represents and warrants that each of the following shall be true, correct and complete as of the date of execution of this Agreement and, unless notice to the contrary is provided by the Fund to the Custodian, at all times during the term of this Agreement: (i) the Fund is duly organized under the laws of its jurisdiction of organization and is registered as an open-end management investment company under the 1940 Act or is a portfolio series of such an entity; and (ii) the execution, deliver and performance by the Fund of this Agreement are (A) within its power, (B) have been duly authorized by all necessary action, and (C) will not (x) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (y) violate any provision of the Fund’s corporate charter or any organizational document, or bylaws, or any amendment thereof or any provision of its most recent Prospectus or Statement of Additional Information.

(b) Representations and Warranties of the Custodian. The Custodian hereby represents and warrants that each of the following shall be true, correct and complete as of the date of execution of this Agreement and, unless notice to the contrary is provided by the Custodian to the Fund, at all times during the term of this Agreement: (i) the Custodian is duly organized under the laws of its jurisdiction or organization and qualifies to serve as a custodian to open-end management investment companies under the provisions of the 1940 Act; and (ii) the execution, delivery and performance by the Custodian of this Agreement are (A) within its power (B) have been duly authorized by all necessary act, and (C) will not (x) contribute to or result in a breach of or default under or conflict with any existing law, order, regulation or ruling of any governmental or regulatory agency or authority, or (y) violate any provision of the Custodian’s corporate charter or other organizational document, or bylaws, or any amendment thereof.

17. MISCELLANEOUS.

(a) This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of such state.

(b) All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

(c) No provisions of this Agreement may be amended, modified or waived, in any manner except in writing, properly executed by both parties hereto; provided, however, Appendix A may be amended from time to time as Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians, and Securities Depositories and Clearing Agencies are approved or terminated according to the terms of this Agreement.

(d)  In connection with the operation of this Agreement, the Custodian and a Fund may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

(e)  The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(f) This Agreement shall be effective as of the date of execution hereof.

(g) This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(h) The following terms are defined terms within the meaning of this Agreement, and the definitions thereof are found in the following sections of the Agreement:

Term	Section
Account	4(b)(3)(ii)
ADR'S	4(j)
Advance	9
Applicable Foreign Jurisdiction	5(g)
Assets	2(b)
Authorized Person	3
Banking Institution	4(1)
Domestic Subcustodian	5(a)
Foreign Subcustodian	5(b)
Instruction	2(c)(1)
Interim Subcustodian	5(c)
Interest Bearing Deposit	4(1)
Liens	10
OCC	4(g)(1)
Person	6(b)
Procedural Agreement	4(h)
SEC	4(b)(3)
Securities	2(a)
Securities Depositories and Clearing Agencies	5(f)
Securities System	4(b)(3)
Shares	4(s)
Sovereign Risk	6(b)
Special Instruction	2(c)(2)
Special Subcustodian	5(d)
Subcustodian	5
1940 Act	4(v)

(i) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid by any court of competent jurisdiction, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(j)  This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof, and accordingly supersedes, as of the effective date of this Agreement, any custodian agreement heretofore in effect between the Fund and the Custodian.

(k)  The Custodian expressly acknowledges the provision in the Declaration of Trust or equivalent instrument of each Fund organized as a business trust which limits the personal liability of the trustees, officers, employees and shareholders of such Fund, and hereby agrees that they shall have recourse only to such Fund for payment of claims or obligations as between such Fund and the Custodian arising out of this Agreement and shall not seek satisfaction from any trustees, officer, employee or shareholders of such Fund. In addition, the Custodian expressly acknowledges and agrees that each Fund listed on Appendix B hereto is executing this Agreement in its individual capacity and that it will not be responsible for any obligation of any other Fund under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Custody Agreement to be executed by their respective duly authorized officers.

ADELANTE FUNDS
Attest:	By: /s/ Mark A. Hoopes
Name: Mark A. Hoopes
Title: Vice President & CCO
Date: 6-13-2007

UMB BANK, N.A.
Attest:	By: /s/ Bonnie L. Johnson
Name: Bonnie L. Johnson
Title: Vice President
Date: 6-14-2007

APPENDIX A

CUSTODY AGREEMENT

DOMESTIC SUBCUSTODIANS:

Citibank (Foreign Securities Only)

SECURITIES SYSTEMS:

Federal Book Entry

Depository Trust Company

SPECIAL SUBCUSTODIANS:

ADELANTE FUNDS	UMB BANK, N.A.
By: /s/ Mark A. Hoopes	By: /s/ Bonnie L. Johnson
Name: Mark A. Hoopes	Name: Bonnie L. Johnson
Title: Vice President & CCO	Title: Vice President
Date: 6-12-2007	Date: 6-13-2007

APPENDIX B

CUSTODY AGREEMENT

The following open-end management investment companies ("Funds") are hereby made parties to the Custody Agreement dated as of June 21, 2007, with UMB Bank, n.a. ("Custodian") and the Adelante Funds, and agree to be bound by all the terms and conditions contained in said Agreement:

ADELANTE U.S. REAL ESTATE SECURITIES FUND

ADELANTE FUNDS
Attest:	By: /s/ Mark A. Hoopes
Name: Mark A. Hoopes
Title: Vice President & CCO
Date: 6-12-2007

UMB BANK, N.A.
Attest:	By: Bonnie L. Johnson
Name: Bonnie L. Johnson
Title: Vice President
Date: 6-13-2007